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                                                                     EXHIBIT 4.2

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                        CORCEPT THERAPEUTICS INCORPORATED




                      AMENDED AND RESTATED INFORMATION AND
                          REGISTRATION RIGHTS AGREEMENT



                                   May 8, 2001




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                                TABLE OF CONTENTS

                                                                           Pages
                                                                           -----

1.  Certain Definitions ...................................................  2
    1.1  "Commission" .....................................................  2
    1.2  "Convertible Securities" .........................................  2
    1.3  "Exchange Act" ...................................................  2
    1.4  "Form S-3" .......................................................  2
    1.5  "Holder" .........................................................  2
    1.6  "Initiating Holders" .............................................  2
    1.7  "Material Adverse Event" .........................................  2
    1.8  "New Securities" .................................................  2
    1.9  The terms "Register", "Registered", and "Registration" ...........  3
    1.10 "Registrable Securities" .........................................  3
    1.11 "Registration Expenses" ..........................................  3
    1.12 "Securities Act" .................................................  3
    1.13 "Selling Expenses" ...............................................  3

2.  Financial Statements ..................................................  4

3.  Additional Information ................................................  4

4.  Termination of Covenants ..............................................  4

5.  Demand Registration ...................................................  5
    5.1  Request for Registration on Form Other Than Form S-3 .............  5
    5.2  Request for Registration on Form S-3 .............................  5
    5.3  Right of Deferral ................................................  6
    5.4  Registration of Other Securities in Demand Registration ..........  6
    5.5  Underwriting in Demand Registration ..............................  6
    5.6  Blue Sky in Demand Registration ..................................  8

6.  Piggyback Registration ................................................  8
    6.1  Notice of Piggyback Registration and Inclusion of Registrable
         Securities .......................................................  8
    6.2  Underwriting in Piggyback Registration ...........................  8

7.  Expenses of Registration ..............................................  10

8.  Registration Procedures and Obligations ...............................  10

9.  Termination of Registration Rights: ...................................  12


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                                                                          Page
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10.  Information Furnished by Holder .....................................  12

11.  Indemnification .....................................................  12
     11.1  Company's Indemnification of Holders ..........................  12
     11.2  Holder's Indemnification of Company ...........................  13
     11.3  Indemnification Procedure .....................................  14
     11.4  Contribution ..................................................  14
     11.5  Conflicts .....................................................  15
     11.6  Survival of Obligations .......................................  15

12.  Limitations on Registration Rights Granted to Other Securities ......  15

13.  Transfer of Rights ..................................................  15

14.  Market Stand-off ....................................................  16

15.  No-Action Letter or Opinion of Counsel in Lieu of Registration;
     Conversion of Preferred Stock .......................................  16

16.  Reports Under the Exchange Act ......................................  16

17.  Miscellaneous .......................................................  17
     17.1  Governing Law .................................................  19
     17.2  Counterparts ..................................................  19
     17.3  Headings ......................................................  19
     17.4  Notices .......................................................  19
     17.5  Amendment of Agreement ........................................  19
     17.6  Severability ..................................................  19
     17.7  Entire Agreement; Successors and Assigns ......................  19



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                        CORCEPT THERAPEUTICS INCORPORATED

                      AMENDED AND RESTATED INFORMATION AND
                          REGISTRATION RIGHTS AGREEMENT

     THIS AMENDED AND RESTATED INFORMATION AND REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of May 8, 2001 by and among Corcept Therapeutics Incorporated, a Delaware corporation (the "Company") and the persons listed on the attached Exhibit A who become signatories to this Agreement (collectively, the "Investors").

                                    RECITALS

     A. In connection with the sale by the Company of its Series A and Series B Preferred Stock, the Company and certain of the Investors entered into the Information and Registration Rights Agreement and Amended and Restated Registration Rights Agreement dated as of May 28, 1999 and January 25, 2000, respectively (collectively, the "Previous Agreements").

     B. The Company issued those certain Convertible Promissory Notes, convertible into Series BB Preferred Stock, to certain of the Investors, dated as of December 13, 2000, December 18, 2000 and January 4, 2001 (collectively the "Notes").

     C. In connection with the conversion of the Notes and the issuance of Series BB Preferred Stock, the Company and certain of the Investors desire to provide for the rights of the Investors with respect to information about the Company and registration of the Common Stock issued upon conversion of the Series BB Preferred Stock according to the terms of this Agreement.

     D. The Company and certain of the Investors have entered into a Stock Purchase Agreement for sale by the Company and purchase by the Investors of the Company's Series C Preferred Stock (the "Purchase Agreement").

     E. In connection with the purchase and sale of the Company's Series C Preferred Stock, the Company and the Investors desire to provide for the rights of the Investors with respect to information about the Company and registration of the Common Stock issued upon conversion of the securities according to the terms of this Agreement. In addition, the Investors who were signatories to the Previous Agreements desire to restate that certain Previous Agreement entered into as of January 25, 2000 in its entirety as set forth below and consent to the addition as parties to this Agreement the Investors who purchase the Company's Series BB and Series C Preferred Stock.


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

     THE PARTIES AGREE AS FOLLOWS:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:


     1.1 "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     1.2 "Convertible Securities" shall mean the shares of Series A Preferred Stock, Series B Preferred Stock, Series BB Preferred Stock or Series C Preferred Stock purchased by the Investors.

     1.3 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     1.4 "Form S-3" shall mean Form S-3 issued by the Commission or any substantially similar form then in effect.

     1.5 "Holder" shall mean any holder of outstanding Registrable Securities which have not been sold to the public, but only if such holder is one of the Investors or an assignee or transferee of registration rights as permitted by
Section 13.

     1.6 "Initiating Holders" shall mean Holders who in the aggregate hold at least 50% of the Registrable Securities.

     1.7 "Material Adverse Event" shall mean an occurrence having a consequence that either (a) is materially adverse as to the business, properties, prospects, or financial condition of the Company or (b) is reasonably foreseeable, has a reasonable likelihood of occurring, and if it were to occur might materially adversely affect the business, properties, prospects, or financial condition of the Company.

     1.8 "New Securities" shall mean any capital stock of the Company, whether authorized or not, and any rights, options, or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided that "New Securities" does not include (i) the issuance of securities to employees, consultants, advisors, officers or directors pursuant to stock purchase, stock option plans or other agreements approved by the Board of Directors (including options granted prior to the issuance of Series C Preferred Stock), and vendors or customers of the Company pursuant to plans or agreements approved by the Board of Directors, provided, however, that any increase in the option pool above 2,000,000 shares shall have been approved by not less than 66 2/3% of the outstanding Convertible Securities, voting together as a single class; (ii) the issuance of securities in connection with acquisition transactions; (iii) the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions; (iv) Convertible Securities outstanding as of the date hereof or issued or issuable pursuant to the Purchase Agreement or the Common Stock issuable upon conversion of the Convertible Securities, (v) the issuance of securities offered to the public generally, pursuant to a registration statement under the Securities Act; (vi) the issuance of securities pursuant to currently outstanding options, warrants, notes, or other rights to acquire securities of the Company; (vii) the issuances of securities in connection with strategic alliances approved by the Board of Directors; (viii) the issuance of Series BB Preferred Stock upon conversion of the Notes; or (ix) securities issued pursuant to a stock dividend, stock split, or similar transaction.

     1.9 The terms "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a registration statement on Form S-1, SB-2 or S-3 (or any successor form thereto) in compliance with the Securities Act of 1933, as amended ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

     1.10 "Registrable Securities" shall mean all Common Stock not previously sold to the public and issued or issuable upon conversion or exercise of any of the Company's Convertible Securities purchased by or issued to the Investors, including Common Stock issued pursuant to stock splits, stock dividends and similar distributions, and any securities of the Company granted registration rights pursuant to Section 12 of this Agreement; provided that Registrable Securities shall not include any shares of Common Stock which are eligible to be sold by a Holder under Rule 144 promulgated under the Securities Act within any three month period without volume limitations or under Rule 144(k) promulgated under the Securities Act.

     1.11 "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 5 or 6 of this Agreement, including, without limitation, all federal and state registration, qualification, and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

     1.12 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     1.13 "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.


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     2. Financial Statements. The Company shall deliver to each Investor or group of Investors that hold in the aggregate with its substantially related entities not less than 200,000 shares of Convertible Securities or Common Stock issuable upon conversion of the Convertible Securities, as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, an audited balance sheet of the Company as of the end of such year and audited statements of income, stockholders' equity and cash flow for such year, which year-end financial reports shall be in reasonable detail and shall be prepared in accordance with generally accepted accounting principles and accompanied by the opinion of independent public accountants of nationally recognized standing selected by the Company.

     3. Additional Information. The Company will deliver to each Investor or group of Investors that hold in the aggregate with its substantially related entities not less than 200,000 shares of Convertible Securities or Common Stock issuable upon conversion of the Convertible Securities:

          (a) as soon as practicable after the end of each of the first three quarters of any fiscal year, and in any event within 45 days thereafter, balance sheets of the Company as of the end of such quarter, and statements of income and cash flow for such quarter and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustment;

          (b) as soon as practicable following submission to and approval by the Board of Directors of the Company, but in no event later than 60 days after the end of each fiscal year, an operating budget and plan (the "Plan") respecting the next fiscal year and a summary of such Plan together with any update of the Plan as such update is prepared; and

          (c) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time reasonably request, provided, however, that the Company shall not be obligated under this subsection (c) or any other subsection of Section 3 to provide information which it deems in good faith to be a trade secret or confidential information.

     4. Termination of Covenants. The covenants of the Company set forth in Sections 2 and 3 shall be terminated and be of no further force or effect upon the earlier of (a) immediately prior to the closing of the first public offering of the Common Stock of the Company that is effected pursuant to a Registration Statement filed with, and declared effective by, the Commission under the Securities Act (other than either a public offering limited solely to employees of the Company or an offering pursuant to Rule 145 under the Securities Act) or (b) the date the Company registers any securities under the Exchange Act, and such covenants shall terminate as to any Investor as of the date such Investor no longer holds any shares of the capital stock of the Company.

     5. Demand Registration.

          5.1 Request for Registration on Form Other Than Form S-3. Subject to the terms of this Agreement, in the event that the Company shall receive from the Initiating Holders at any time beginning May 1, 2005 or six months after the closing of the Company's initial public offering of shares of Common Stock under a Registration Statement, a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a form other than Form S-3 for an offering of at least 50% of the then outstanding Registrable Securities (or any lesser percent if the reasonably anticipated aggregate offering price to the public, net of Selling Expenses, would exceed $10,000,000), the Company shall (i) promptly, but in any event within no more than 20 days, give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its best efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within 20 days after written notice from the Company. The Company shall not be obligated to take any action to effect any such Registration pursuant to this Section 5.1 (i) during the period starting with the date 60 days prior to the Company's good faith estimated date of filing, and ending on the date six months immediately following the effective date of a Registration pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) provided that the Company is actively employing all reasonable efforts in good faith to cause such Registration to become effective or (ii) after the Company has effected one such Registration pursuant to this
Section 5.1 and such Registration has been declared effective.

          5.2 Request for Registration on Form S-3. If a Holder or Holders of at least 33 1/3 % of the outstanding Registrable Securities request that the Company file a Registration Statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of Registrable Securities the aggregate proposed price to the public of which, net of Selling Expenses, would not be less than $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use all reasonable efforts to cause such Registrable Securities to be Registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one Registration pursuant to this Section 5.2 in any 12 month period. The substantive provisions of Section 5.5 shall be applicable to each Registration initiated under this Section 5.2.

          5.3 Right of Deferral. Notwithstanding the foregoing, the Company shall not be obligated to file a registration statement pursuant to this Section 5:

          (a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

          (b) if the Company, within ten days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a Registration Statement with the Commission within 60 days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction or an offering solely to employees), provided that the Company is actively employing in good faith all reasonable efforts to cause such Registration Statement to become effective;

          (c) within six months immediately following the effective date of any Registration Statement pertaining to the securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); or

          (d) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a Registration Statement to be filed in the near future, then the Company's obligation to use its best efforts to file a Registration Statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Holder provided that the Company shall not exercise the right contained in this paragraph (d) more than once in any 12 month period.

          5.4 Registration of Other Securities in Demand Registration. Any Registration Statement filed pursuant to the request of the Initiating Holders under this Section 5 may, subject to the provisions of Section 5.5, include securities of the Company other than Registrable Securities.

          5.5 Underwriting in Demand Registration.

          (a) Notice of Underwriting. If the Initiating Holders intend to
              ----------------------
distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 5, and the Company shall include such information in the written notice

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referred to in Section 5.1 or 5.3. The right of any Holder to Registration pursuant to Section 5 shall be conditioned upon such Holder's agreement to participate in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting.

          (b) Inclusion of Other Holders in Demand Registration. If the Company,
              --------------------------------------------------
officers or directors of the Company holding Common Stock other than Registrable Securities, or holders of securities other than Registrable Securities, request inclusion in such Registration, the Initiating Holders, to the extent they deem advisable and consistent with the goals of such Registration, may, in their sole discretion, on behalf of all Holders, offer to any or all of the Company, such officers or directors, and such holders of securities other than Registrable Securities that such securities other than Registrable Securities be included in the underwriting and may condition such offer on the acceptance by such persons of the terms of this Section 5. If, however, the number of shares so included exceeds the number of shares of Registrable Securities included by all Holders, such Registration shall be treated as governed by Section 6 hereof rather than
Section 5, and it shall not count as a Registration for purposes of Section 8 hereof.

          (c) Selection of Underwriter in Demand Registration. The Company shall
              ------------------------------------------------
(together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the representative ("Underwriter's Representative") of the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered by the Initiating Holders and reasonably acceptable to the Company.

          (d) Marketing Limitation in Demand Registration. In the event the
              --------------------------------------------
Underwriter's Representative advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then (i) first, securities other than Registrable Securities and (ii) second, securities requested to be registered by the Company, shall be excluded from such Registration to the extent required by such limitation. If a limitation of the number of shares is still required, the Initiating Holders shall so advise all Holders and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such Registration held by such Holders at the time of filing the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this
Section 5.5(d) shall be included in such Registration Statement.

          (e) Right of Withdrawal in Demand Registration. If any Holder of
              -------------------------------------------
Registrable Securities, or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the Underwriter's Representative and the Initiating Holders delivered at least seven days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

          5.6 Blue Sky in Demand Registration. In the event of any Registration pursuant to Section 5, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in the connection with the qualification of the securities be borne by selling stockholders, such expenses shall be payable pro rata by selling stockholders.

     6. Piggyback Registration.

          6.1 Notice of Piggyback Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, if the Company decides to Register any of its Common Stock (either for its own account or the account of a security holder or holders exercising their respective demand registration rights) on a form that would be suitable for a registration involving solely Registrable Securities, the Company will: (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within 20 days after delivery of such written notice from the Company.

          6.2 Underwriting in Piggyback Registration.

          (a) Notice of Underwriting in Piggyback Registration. If the
              -------------------------------------------------
Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 6.1. In such event, the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such

Holder's Registrable Securities in such underwriting to the extent provided in this Section 6. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter's Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 6.

          (b) Marketing Limitation in Piggyback Registration. In the event the
              -----------------------------------------------
Underwriter's Representative advises the Holders seeking registration of Registrable Securities pursuant to this Section 6 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative (subject to the allocation priority set forth in Section 6.2(c)) may:

               (i) in the case of the Company's initial Registered public offering, exclude some or all Registrable Securities from such registration and underwriting; and

               (ii) in the case of any Registered public offering subsequent to the initial public offering, limit the number of shares of Registrable Securities to be included in such Registration and underwriting to not less than 20% of the securities included in such Registration.

          (c) Allocation of Shares in Piggyback Registration. In the event that
              -----------------------------------------------
the Underwriter's Representative limits the number of shares to be included in a Registration pursuant to Section 6.2(b), the number of shares to be included in such Registration shall be allocated (subject to Section 6.2(b)) in the following manner: the number of shares that may be included in the Registration and underwriting by selling stockholders shall be allocated among all Holders thereof and other holders of securities (other than Registrable Securities) requesting and legally entitled to include such securities in such Registration, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which such Holders and such other holders would otherwise be entitled to include in such Registration. No Registrable Securities or other securities excluded from the underwriting by reason of this
Section 6.2(c) shall be included in the Registration Statement.


          (d) Withdrawal in Piggyback Registration. If any Holder disapproves of
              -------------------------------------
the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the Underwriter's Representative delivered at least seven days prior to the effective date of the Registration Statement.

Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

     7. Expenses of Registration. All Registration Expenses incurred in connection with one Registration pursuant to each of Section 5.1 and 5.2 and any registration pursuant to Section 6, shall be borne by the Company including the reasonable fees and expenses of one special counsel to the Selling Holders, up to an amount not to exceed $25,000. All Registration Expenses incurred in connection with any other Registration, qualification, or compliance, shall be apportioned among the Holders, other holders of the securities so registered and, if it participates, the Company on the basis of the number of shares so registered. Notwithstanding the above, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 5 if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (which Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand Registration pursuant to
Section 5; provided further, however, that if at the time of such withdrawal, the Holders have learned of a Material Adverse Event with respect to the condition, business, or prospects of the Company not known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 5. All Selling Expenses shall be borne by the holders of the securities Registered pro rata on the basis of the number of shares Registered.

     8. Registration Procedures and Obligations. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such Registration Statement effective for up to 120 days.

          (b) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and provided further that in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling stockholders, such expenses shall be payable pro rata by selling stockholders.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or, if for any other reason the Company shall have determined that it shall be necessary during such time period to amend or supplement the registration statement or the prospectus in order to comply with the Securities Act, whereupon, in either case, each Holder shall immediately cease to use such registration statement or prospectus for any purpose and, as promptly as practicable thereafter, the Company shall prepare and file with the SEC, and furnish without charge to the appropriate Holders and managing underwriters, if any, a supplement or amendment to such registration statement or prospectus which will correct such statement or omission or effect such compliance and such copies thereof as the Holders and any underwriters may reasonably request subject to Section 11.2 herein.

          (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or over-the-counter market on which similar securities issued by the Company are then listed, if applicable.

               (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a registration pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

     9. Termination of Registration Rights: The registration obligations of the Company will terminate on the earlier of: (i) 4 years after a Registration; or
(ii) with respect to any Holder of registration rights, at such time as all Registrable Securities of such Holder may be sold within a three-month period pursuant to Rule 144; or (iii) as to any particular Holder at such time as a Holder holds Registrable Securities constituting less than one percent (1%) of the outstanding voting stock of the Company.

     10. Information Furnished by Holder. It shall be a condition precedent of the Company's obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.

     11. Indemnification.

           11.1 Company's Indemnification of Holders. To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors, and constituent partners, legal counsel for the Holders, and each person controlling such Holder, with respect to which Registration, qualification, or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages, liabilities, or actions in respect thereof (collectively, "Damages") to the extent such Damages arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification, or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification, or compliance; and the Company will reimburse each such Holder, each such underwriter, and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 11.1 shall not apply to amounts paid in settlement of any such Damages if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such Damages arise out of or are based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, underwriter, or controlling person and stated to be for use in connection with the offering of securities of the Company.

          11.2 Holder's Indemnification of Company. To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or, compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors, and constituent partners, and each person controlling such other Holder, against all Damages arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification, or compliance, and will reimburse the Company, such Holders, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that the indemnity contained in this Section
11.2 shall not apply to amounts paid in settlement of any such Damages if settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) and provided, further, that each Holder's liability under this Section 11.2 shall not exceed such Holder's proceeds from the offering of securities made in connection with such Registration, unless due to such Holder's gross negligence or intentional acts or omissions.

          11.3 Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Investors in conducting the defense of such action, suit, or proceeding by reason of recognized claims for indemnity under this Section 11, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 11, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 11. The indemnity agreements contained in this Section 11 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying party which consent shall not be unreasonably withheld.

          11.4 Contribution. If the indemnification provided for in this Section 11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Damages referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations; provided, that each Holder's liability under this Section 11.4 shall not exceed such Holder's proceeds from the offering of securities made in connection with such Registration, unless due to such Holder's gross negligence or intentional acts or omissions. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          11.5 Conflicts. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          11.6 Survival of Obligations. The obligations of the Company and Holders under this Section 11 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement or otherwise.

     12. Limitations on Registration Rights Granted to Other Securities. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of any Registration rights, except that, with the consent of the Holders of a majority of the Registrable Securities as defined in Section 1 of this Agreement (calculated on an as-converted basis), additional holders may be added as parties to this Agreement with regard to any or all securities of the Company held by them. Any such additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered an Investor for all purposes of this Agreement. The additional parties and the additional Registrable Securities shall be identified in an amendment to Exhibit A hereto.

     13. Transfer of Rights. The rights to information under Sections 2 and 3, and the right to cause the Company to Register securities granted by the Company to the Investors under this Agreement may be assigned by any Holder to a transferee or assignee of any Convertible Securities or Registrable Securities not sold to the public acquiring at least 200,000 shares of such Holder's Registrable Securities (equitably adjusted for any stock splits, subdivisions, stock dividends, changes, combinations or the like) or less if the shares being transferred constitute all of such transferring Holder's Registrable Securities; provided, however, that (i) the shares of Convertible Securities or Registrable Securities acquired by said transferee must constitute at least 20% of Holder's aggregate of Convertible Securities and Registrable Securities immediately prior to the transfer, (ii) the Company must receive written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being assigned, and (iii) the transferee or assignee of such rights must not be a person deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor or potential competitor of the Company. Notwithstanding the limitation set forth in the foregoing sentence respecting the minimum number of shares which must be transferred, any Holder which is a partnership may transfer such Holder's Registration rights to such Holder's constituent partners without restriction as to the number or percentage of shares acquired by any such constituent partner.

     14. Market Stand-off. Each Holder hereby agrees that, if so requested by the Company and the Underwriter's Representative (if any) in connection with the Company's initial public offering, such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities or other securities of the Company without the prior written consent of the Company and the Underwriter's Representative for such period of time (not to exceed 180 days) following the effective date of a Registration Statement of the Company filed under the Securities Act as may be requested by the Underwriter's Representative.

     15. No-Action Letter or Opinion of Counsel in Lieu of Registration; Conversion of Preferred Stock. Notwithstanding anything else in this Agreement, if the Company shall have obtained from the Commission a "no-action" letter in which the Commission has indicated that it will take no action if, without Registration under the Securities Act, any Holder disposes of Registrable Securities covered by any request for Registration made under this Section in the specific manner in which such Holder proposes to dispose of the Registrable Securities included in such request (such as including, without limitation, inclusion of such Registrable Securities in an underwriting initiated by either the Company or the Holders) and that such Registrable Securities may be sold to the public without Registration, or if in the opinion of counsel for the Company concurred in by counsel for such Holder, which concurrence shall not be unreasonably withheld, no Registration under the Securities Act is required in connection with such disposition and that such Registrable Securities may be sold to the public without Registration, the Registrable Securities included in such request shall not be eligible for Registration under this Agreement; provided, however, that any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 15 does not apply. The Registration rights of the Holders of the Registrable Securities set forth in this Agreement are conditioned upon the conversion of the Registrable Securities with respect to which registration is sought into Common Stock prior to the effective date of the Registration Statement.

     16. Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the public;

               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first Registration Statement filed by the Company), the Securities Act, and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without Registration or pursuant to such form.

     17. Right of First Offer.

          17.1 Right of First Offer of New Securities. The Company hereby grants to each Investor holding not less than 100,000 shares of Registrable Securities, as adjusted for stock splits, dividends and the like ("Major Investors") the right of first offer to purchase up to its "Pro Rata Share" (as defined below) of New Securities which the Company may, from time to time, propose to sell and issue. Such Major Investors may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The "Pro Rata Share" of each Major Investor, for purposes of this right of first offer, is the ratio of (i) the total number of shares of Common Stock held by such Major Investor (including any shares of Common Stock into which shares of the Convertible Securities held by such Major Investor are convertible) to (ii) the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities (including any shares of Common Stock into which outstanding shares of Preferred Stock are convertible).

          17.2 Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall give to each Major Investor written notice (the "Notice") of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same number of shares which such Major Investor is entitled to purchase pursuant to Section 17.1, and a statement that each Major Investor shall have 20 days to respond to such Notice. Each Major Investor shall have 20 days from the date of receipt of the Notice to agree to purchase any or all of its Pro Rata Share of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms.

          17.3 Sale of New Securities. In the event a Major Investor fails to exercise in full its right of first offer within such 20 day period, the Company shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 60 days after the date of such agreement) to sell the New Securities respecting which such Major Investor's rights were not exercised, at a price and upon general terms no more favorable to the purchaser thereof than specified in the Notice. In the event the Company has not sold the New Securities within such 90 day period (or sold and issued New Securities in accordance with the foregoing within 60 days from the date of such agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to such Major Investor in the manner provided above.

          17.4 Termination of Right of First Offer. The right of first offer granted under this Section 17 shall expire upon the first to occur of:

               (a) The effective date of a Registration Statement filed by the Company in connection with a bona fide firm commitment underwritten public offering of the Company's Common Stock; or

               (b) The date on which such Investor or transferee no longer holds any shares of Convertible Securities or Common Stock.

          17.5 Waiver of Right of First Offer. The right of first offer granted under this Section 17 may be waived with respect to any particular sale of New Securities as to all Holders or transferees by the holders of a majority of the Convertible Securities purchased by the Holders (or an equivalent number of shares consisting of Registrable Securities issued upon conversion or exercise of the Convertible Securities of the

Company or a combination of such Registrable Securities and such Convertible Securities), as adjusted for recapitalizations, stock splits, stock dividends and the like.

     18. Miscellaneous.

          18.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

          18.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          18.3 Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

          18.4 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first business day after transmission if sent by confirmed facsimile transmission, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to the Company, as set forth below the Company's name on the signature page of this Agreement, and (ii) if to an Investor, at such Investor's address as set forth on the Company's stock records.

          18.5 Amendment of Agreement. Any provision of this Agreement may be amended only by a written instrument signed by the Company and by persons holding a majority of the Registrable Securities as defined in Section 1 of this Agreement (calculated on an as-converted basis).

          18.6 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          18.7 Entire Agreement; Successors and Assigns. This Agreement constitutes the entire contract among the Company and the Investors relative to the subject matter hereof. Any previous agreement between the Company and any Investor concerning Registration rights, including the Previous Agreements, is superseded by this Agreement in its entirety. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successor, and permitted assigns of the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Information and Registration Rights Agreement as of the date first above written.

Company:                     CORCEPT THERAPEUTICS INCORPORATED,
                             a Delaware corporation


                             By: /s/ James N. Wilson
                                 -------------------------------------------
                             Name:   James N. Wilson
                                     ---------------------------------------
                             Title: Chairman
                                    ----------------------------------------

Investor:                    SUTTER HILL VENTURES,
                             a California Limited Partnership


                             By:  /s/ William H. Younger, Jr.
                                  ------------------------------------------
                             Name:    William H. Younger, Jr.
                                  ------------------------------------------
                                    Managing Director of the General Partner

                             SUTTER HILL ENTREPRENEURS FUND (AI),
                             L.P.


                             By:  /s/ William H. Younger, Jr.
                                  ------------------------------------------
                             Name:    William H. Younger, Jr.
                                  ------------------------------------------
                                     Managing Director of the General Partner


                             SUTTER HILL ENTREPRENEURS FUND (QP),
                             L.P.

                             By:  /s/ William H. Younger, Jr.
                                  ------------------------------------------
                             Name:    William H. Younger, Jr.
                                  ------------------------------------------
                                     Managing Director of the General Partner

                        TOW PARTNERS,
                        A California Limited Partnership


                        By:  /s/ G. Leonard Baker, Jr.   Under Power of
                             -----------------------------------------------
                                 Attorney
                                 -------------------------------------------
                                 Paul M. Wythes, General Partner


                         ANVEST, L.P.


                         By:  /s/ David L. Anderson
                              ----------------------------------------------
                              David L. Anderson, General Partner


                         SAUNDERS HOLDINGS, L.P.


                         By:  /s/ G. Leonard Baker, Jr.
                              ----------------------------------------------
                              G. Leonard Baker, Jr., General Partner



                         THE COXE/OTUS REVOCABLE TRUST U/A/D/
                         4/23/98, TENCH COXE, TRUSTEE


                         By:  /s/ Tench Coxe
                              ----------------------------------------------
                         Name:  Tench Coxe
                              ----------------------------------------------
                         Title:  Trustee
                              ----------------------------------------------

                         THE TAMERLANE CHARITABLE
                         REMAINDER UNITRUST


                         By:  /s/ Tench Coxe
                            ------------------------------------------------
                              Tench Coxe, Trustee

                                /s/ Gregory Sands
                                --------------------------------------------
                                GREGORY P. SANDS


                                /s/ G. Leonard Barker, Jr.
                                --------------------------------------------
                                G. LEONARD BAKER, JR.


                                GREGORY P. AND SARAH J.D. SANDS,
                                TRUSTEES, THE GREGORY P. NAD SARAH
                                J.D. SANDS TRUST AGREEMENT DATED
                                2/24/99


                                /s/ Gregory Sands
                                --------------------------------------------
                                Gregory P. Sands, Trustee


                                THE YOUNGER LIVING TRUST, U/A/D 1/20/95
                                WILLIAM H. YOUNGER, JR., TRUSTEE


                                /s/ William H. Younger, Jr.
                                --------------------------------------------
                                William H. Younger, Jr., Trustee


                                SHV M/P/T/ FBO MICHELE Y. PHUA,
                                WELLS FARGO BANK, TRUSTEE

                                By: /s/ Vicki M. Bandel     /s/ S. Matson
                                     ---------------------------------------
                                Name:   Vicki M. Bandel      S. Matson
                                       -------------------------------------
                                Title:  AVP & TO             AVP & TO
                                        ------------------------------------


                                SHV M/P/T FBO WILLIAM H. YOUNGER, JR.,
                                WELLS FARGO BANK, TRUSTEE


                                By: /s/ Vicki M. Bandel     /s/ S. Matson
                                     ----------------------------------------
                                Name:   Vicki M. Bandel         S. Matson
                                        -------------------------------------
                                Title:  AVP & TO                AVP & TO
                                        -------------------------------------

                        SHV M/P/T FBO SHERRYL W. HOSSACK,
                        WELLS FARGO BANK, TRUSTEE


                        By: /s/ Vicki M. Bandel    /s/ S. Matson
                             ----------------------------------------------
                        Name:   Vicki M. Bandel     S. Matson
                                -------------------------------------------
                        Title:  AVP & TO            AVP & TO
                                -------------------------------------------



                        WYTHES 1999 GRANDCHILDREN'S TRUST,
                        JENNIFER W. VETTEL, PAUL M. WYTHES,
                        JR., AND LINDA W. KNOLL, TRUSTEES


                        By: /s/ David E. Sweet
                            -----------------------------------------------
                             David E. Sweet, under Power of Attorney



                        THE REED TRAFFORD VETTEL 1999
                        IRREVOCABLE TRUST; LINDA W. KNOLL
                        AND PAUL M. WYTHES, Jr., TRUSTEES


                        By: /s/ David E. Sweet   Under Power of Attorney
                            ------------------------------------------------
                            Paul M. Wythes, Jr., Trustee


                        PAUL M. WYTHES AND MARSHA R. WYTHES
                        TRUSTEES, THE WYTHES LIVING TRUST
                        (7/21/87)


                        By: /s/ G. Leonard Baker, Jr.   Under Power of
                            ------------------------------------------------
                             Attorney
                             -----------------------------------------------

                           MARGARET LINDA VETTEL 1997
                           IRREVOCABLE TRUST, LINDA W. KNOLL AND PAUL
                           M. WYTHES, JR., TRUSTEES


                           By: /s/ David E. Sweet   Under Power of Attorney
                               ---------------------------------------------
                                Paul M. Wythes, Jr., Trustee


                           THE ANDERSON LIVING TRUST, U/A/D
                           1/22/98, DAVID L. ANDERSON, TRUSTEE


                           By: /s/ David L. Anderson
                               ---------------------------------------------
                                David L. Anderson, Trustee

                           /s/ James C. Gaither
                           -------------------------------------------------
                            JAMES C. GAITHER


                          /s/ Lawrence Ebringer
                          --------------------------------------------------
                           LAWRENCE EBRINGER


                          JAMES N. WILSON AND PAMELA D. WILSON
                          TRUST, U/D/T SEPTEMBER 27, 1983/(1)/


                          By: /s/ James N. Wilson
                              ----------------------------------------------
                          Name: James N. Wilson
                          Title: Trustee



-----------------------

     /(1)/ Also singing on behalf of David A. Wilson, Edward M. West and Beth Ann Wilson West and David K. Arterburn and Edith A. Watters, as trustees of the Arterburn/Watters 1996 Trust dated June 11, 1996 pursuant to the Voting Agreement dated May 28, 1999.

                               /s/ James N. Wilson
                               --------------------------------------------
                                DAVID A. WILSON


                               /s/ James N. Wilson
                               --------------------------------------------
                               EDWARD M. WEST AND BETH ANN WILSON
                               WEST


                               /s/ James N. Wilson
                               --------------------------------------------
                               ARTERBURN/WATTERS 1996 TRUST dated
                               June 11, 1996



                               /s/ Joseph K. Belanoff, M.D.
                               --------------------------------------------
                               JOSEPH BELANOFF, M.D.


                               /s/ Alan Schatzberg, M.D.
                               --------------------------------------------
                               ALAN SCHATZBERG, M.D.


                               /s/ Patricia Tom
                               --------------------------------------------
                               PATRICIA TOM


                               /s/ Lynne M. Brown
                               ---------------------------------------------
                               LYNNE M. BROWN


                               /s/ Patricia Tom Under Power of Attorney
                               ---------------------------------------------
                               MICHELE Y. PHUA


                               /s/ Sherryl W. Hossack
                               ----------------------------------------------
                               SHERRYL W. HOSSACK

                          /s/ G. Leonard Baker, Jr. Under Power of Attorney
                          --------------------------------------------------
                          STEVEN CHU


                          /s/ James Wilson
                          --------------------------------------------------
                          JAMES WILSON


                          /s/ David B. Singer
                          --------------------------------------------------
                          DAVID B. SINGER


                          1999 MELMON FAMILY TRUST, PAUL W.
                          MELMON, TRUSTEE


                          By: /s/ G. Leonard Baker, Jr.
                              ----------------------------------------------
                          Name:  G. Leonard Baker, Jr.
                                 -------------------------------------------
                          Title: Under Power of Attorney
                                 -------------------------------------------


                          WHITE FAMILY TRUST DATED 4/3/97, JAMES
                          N. WHITE AND PATRICIA A.O'BRIEN,
                          TRUSTEES


                          By: /s/ James N. White
                               ---------------------------------------------
                          Name:   James N. White
                                 -------------------------------------------
                          Title:  Trustee
                                 -------------------------------------------


                           WILSON FAMILY TRUST, NORMAN WILSON
                           AND ANN WILSON, TRUSTEES


                           By: /s/ James N. Wilson
                               ---------------------------------------------
                           Name:   James N. Wilson
                                   -----------------------------------------
                           Title:
                                  ------------------------------------------

                         HELLER EHRMAN WHITE & McAULIFFE
                         INVESTORS FUND VI

                         By: /s/ Sarah A. O'Dowd
                             ---------------------------------------------
                         Name:   Sarah A. O'Dowd
                                 -----------------------------------------
                         Title:  Manager
                                 -----------------------------------------


                         ALTA BIOPHARMA PARTNERS II, L.P.


                         By: /s/ Alix Marduel
                             ---------------------------------------------
                         Name:  Alix Marduel
                                ------------------------------------------
                         Title: Managing Director
                                ------------------------------------------


                         ALTA EMBARCADERO BIOPHARMA
                         PARTNERS II, LLC


                         By:  /s/ Alix Marduel
                              --------------------------------------------
                         Name:    Alix Marduel
                                  ----------------------------------------
                         Title:  Managing Director
                                 -----------------------------------------





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                                       27

                               MAVERICK FUND, LDC



                               By: /s/ Sharyl Robertson
                                   ----------------------------------------
                               Name:   Sharyl Robertson
                                      -------------------------------------
                               Title:  CFO of Maverick Capital, Ltd., the
                                       ------------------------------------
                               Investment Advisor
                               --------------------------------------------

                               MAVERICK FUND USA, LTD.



                               By: /s/ Sharyl Robertson
                                       ------------------------------------
                               Name:   Sharyl Robertson
                                       ------------------------------------
                               Title:  CFO of Maverick Capital, Ltd.,
                                       ------------------------------------
                               the Investment Advisor
                               --------------------------------------------

                               MAVERICK FUND II, LTD.



                               By: /s/ Sharyl Robertson
                                   ----------------------------------------
                               Name:   Sharyl Robertson
                                      -------------------------------------
                               Title:  CFO of Maverick Capital, Ltd., the
                                      -------------------------------------
                               Investment Advisor
                               --------------------------------------------




                     [rest of page intentionally left blank]

                                 /s/ Robert Roe
                                 ------------------------------------------
                                 ROBERT ROE



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                                       ii

       AMENDED AND RESTATED INFORMATION AND REGISTRATION RIGHTS AGREEMENT
                           COUNTERPART SIGNATURE PAGE
                           --------------------------
                                (Second Closing)

     The undersigned hereby executes this counterpart signature page for the purpose of becoming a party to the Amended and Restated Information and Registration Rights Agreement (the "Agreement") originally dated as of May 8,
                                    ---------
2001, among Corcept Therapeutics Incorporated, a Delaware corporation and the persons and entities listed on Schedule A attached thereto (the "Holders"). The
                                                                 -------
undersigned has read the Agreement, and hereby accepts, ratifies, confirms and agrees to all its terms and conditions, and upon the execution hereof, the undersigned shall have all of the obligations and rights of a Holder under the Agreement.

Dated this 25 day of June, 2001      /s/ Jay Cecil
                                    ------------------------------------
                                    Jay Cecil


Dated this 25 day of June, 2001      /s/ C. Jason Moran
                                    ------------------------------------
                                    C. Jason Moran


Dated this 25 day of June, 2001      /s/ Scott Beardsley
                                    ------------------------------------
                                    Scott Beardsley


Dated this 25 day of June, 2001      /s/ Peter L. Ginsberg
                                    -------------------------------------
                                    Peter L. Ginsberg


Dated this 25 day of June, 2001      /s/ Stuart Duty
                                    -------------------------------------
                                    Stuart Duty


Dated this 21 day of June, 2001      /s/ Lawrence Hatterer
                                    -------------------------------------
                                    Dr. Lawrence Hatterer


Dated this 25 day of June, 2001      /s/ John L. Schwartz,  Trustee
                                    -------------------------------------
                                    John L. Schwartz Trust Dated 10/15/92


Dated this 15 day of June, 2001      /s/ Robert H. Ells
                                    --------------------------------------
                                    Robert H. Ells

Dated this 18 day of June, 2001    /s/ Hardy Wai-Hong Chan
                                  --------------------------------------
                                  Hardy Wai-Hong Chan


Dated this 20 day of June, 2001   /s/ Josephine Hai-I Shen
                                  --------------------------------------



Dated this 22 day of June, 2001    /s/ Malcolm L. Gefter
                                  --------------------------------------
                                  Malcolm L. Gefter


Dated this 25 day of June, 2001    /s/ Andrew Galligan
                                  --------------------------------------
                                  Andrew Galligan


Dated this 14 day of June, 2001    /s/ Adam Belanoff
                                  --------------------------------------
                                  Adam Belanoff


Dated this 20 day of June, 2001    /s/ Richard L. Casey
                                  --------------------------------------
                                  Richard L. Casey


Dated this 25 day of June, 2001    /s/ Vaughn D. Bryson
                                  --------------------------------------
                                  Vaughn D. Bryson


Dated this 25 day of June, 2001    /s/ Stanley Watson
                                  -------------------------------------
                                  Stanley Watson


Dated this 25 day of June, 2001    /s/ Melvin D. Booth
                                  -------------------------------------
                                  Melvin D. Booth


Dated this 25 day of June, 2001    /s/ Roger C. Rappoport
                                  -------------------------------------
                                  Roger C. Rappoport


Dated this 25 day of June, 2001    /s/ Sarah A. O'Dowd
                                  -------------------------------------
                                  Sarah A. O'Dowd

Dated this 25 day of June, 2001    /s/ Sarah A. O'Dowd
                                  ---------------------
                                  HEWM Investors, LLC Fund VI by Sarah A. O'Dowd

                                       ii